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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                      ----------------------------------

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                               December 10, 2001
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                            United Bankshares, Inc.
                            -----------------------
            (Exact name of registrant as specified in its charter)


       West Virginia                    No. 0-13322               55-0641179
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(State or other jurisdiction of  (Commission File Number)     (I.R.S. Employer
incorporation or organization)                               Identification No.)


                                300 United Center
                            500 Virginia Street, East
                         Charleston, West Virginia 25301
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                    (Address of Principal Executive Offices)


                                (304) 424-8800
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             (Registrant's telephone number, including area code)


                                Not Applicable
                                --------------
            (Former name or address, if changed since last report)
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Item 5. Other Events
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     As of the close of business on December 7, 2001, United Bankshares,
Inc.("United"), a West Virginia corporation, completed its acquisition of Century Bancshares, Inc. ("Century"), a Delaware corporation headquartered in Washington, D.C. Century was merged with and into United (the "Merger") in a transaction to be accounted for under the purchase method of accounting.

     Under the terms of the Merger, each outstanding share of common stock of Century, par value $1.00 per share, (other than any shares held by United other than in a fiduciary capacity or in satisfaction of a debt previously contracted) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive 0.4500 shares of United common stock, par value $2.50 per share, cash of $3.43, and the right to receive cash in lieu of any fractional share without interest.

     In connection with the Merger, Century National Bank ("CNB"), a wholly-owned subsidiary of Century, was merged into United Bank ("UB"), a wholly-owned subsidiary of United.

Item 7. Financial Statements and Exhibits
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     (c)  Exhibits

          99.1 Press Release, dated December 10, 2001, issued by United Bankshares, Inc.
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                                   SIGNATURES
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     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              UNITED BANKSHARES, INC.


Date: December 10, 2001                       By: /s/ Steven E. Wilson
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                                              Steven E. Wilson, Executive Vice
                                              President, Treasurer, Secretary
                                              and Chief Financial Officer